UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

OceanFirst Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street, Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 240-4500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2020, OceanFirst Financial Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and Raymond James & Associates, Inc. (the “Underwriters”), pursuant to which the Company issued and sold an aggregate of 2,200,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Company’s 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”), with a liquidation preference of $25 per Depositary Share (equivalent to $1,000 per share of Preferred Stock). The Company has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 330,000 Depositary Shares, at the public offering price less the underwriting discount, to cover overallotments, if any. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”).

The offering of the Depositary Shares closed on May 7, 2020. The net proceeds from the sale of the Depositary Shares to the Company were approximately $53,189,900, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering for general corporate purposes, which may include providing capital to support its growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing shares of common stock and for investments in the Company’s wholly owned subsidiary, OceanFirst Bank, N.A. as regulatory capital.

The Depositary Shares were offered and sold pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on March 24, 2020 (Registration No. 333-237356), a base prospectus, dated March 24, 2020 included as part of the registration statement, a preliminary prospectus supplement, dated April 30, 2020 and a final prospectus supplement, filed on May 5, 2020 with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act”).

The Underwriting Agreement contains representations, warranties and covenants customary in agreements of this type. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Depositary Shares is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities arising out of or in connection with the sale of the Depositary Shares.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders

On May 6, 2020, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the terms, preferences, privileges, designations, rights, qualifications, limitations, and restrictions thereof, of the Preferred Stock. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, and liquidation rights).

The Company will pay dividends on the Preferred Stock, when, as, and if declared by its board of directors or a duly authorized committee of its board of directors, to the extent that the Company has lawfully available funds to pay dividends. If declared, dividends will accrue and be payable from and including the date of original issuance to, but excluding May 15, 2025 or the date of earlier redemption, at a rate of 7.00% per annum and from and including May 15, 2025 to, but excluding the date of earlier redemption, at a floating rate per annum equal to a Benchmark Rate (which is expected to be Three-Month Term SOFR (as defined in the prospectus supplement)) plus 684.5 basis points, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, with the first dividend payment commencing on August 15, 2020. Notwithstanding the foregoing, if the benchmark rate is less than zero, the benchmark rate shall be deemed to be zero. Upon payment of any dividends on the Preferred Stock, holders of Depositary Shares are expected to receive a proportionate payment.

Subject to regulatory approval (if then required), on May 15, 2025, or any dividend payment date thereafter, the Preferred Stock may be redeemed at the Company’s option, in whole or in part, at a cash redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to but excluding the redemption date. The Preferred Stock also may be redeemed, subject to regulatory approval (if then required), at any time within 90 days following a “Regulatory Capital Treatment Event,” as described in the prospectus supplement, at the Company’s option, in whole, but not in part, at a cash redemption price equal to $1,000 per share of Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to but excluding the redemption date. Holders of Depositary Shares will not have the right to require the redemption or repurchase of the Depositary Shares.

Under the terms of the Preferred Stock, the ability of the Company to (i) declare, pay, or set aside for payment any dividend or distribution on its common stock or any other shares of capital stock ranking junior to the Preferred Stock, (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of its common stock or other capital stock ranking junior to the Preferred Stock, or (iii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Preferred Stock, including the Preferred Stock, will in each case be subject to restrictions in the event that the Company does not declare dividends on the Preferred Stock for the most recently completed dividend period. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on May 7, 2020 and is incorporated herein by reference.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated May 7, 2020 (the “Deposit Agreement”), among the Company, Broadridge Corporate Issuer Solutions, Inc., as depositary, and the holders from time to time of the Depositary Receipts issued thereunder. The Preferred Stock represented by the Depositary Shares were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The foregoing description of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to the full text of the Deposit Agreement and the form of Depositary Receipt, copies of which are filed as Exhibit 4.2 and Exhibit 4.3, respectively, to the Company’s Registration Statement on Form 8-A filed May 7, 2020 and are incorporated herein by reference.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, relating to the legality of the Depositary Shares and the Preferred Stock is filed as Exhibit 5.1 hereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Designation became effective upon filing with the Secretary of State of the State of Delaware, and it amends the Company’s Restated Certificate of Incorporation, as amended. The terms of the Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designation, which is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on May 7, 2020, both of which are incorporated by reference herein.

Item 8.01 – Other Events

On May 4, 2020, the Company issued a press release announcing the pricing of its offering of the Depositary Shares, which is furnished hereto as Exhibit 99.1.

This Current Report on Form 8-K, including the Exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Depositary Shares or underlying Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offering of the Depositary Shares and the underlying Preferred Stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits accompany this report.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 1, 2020, by and among OceanFirst Financial Corp., Piper Sandler & Co. and Raymond James & Associates, Inc.

3.1

Certificate of Designation of 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, of the Company, filed with the Secretary of State of the State of Delaware and effective May 6, 2020 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed on May 7, 2020).

4.1

Specimen of the Company’s 7.00% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on May 7, 2020).

4.2

Deposit Agreement, dated as of May 7, 2020, among the Company, Broadridge Corporate Issuer Solutions, Inc., as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A, filed on May 7, 2020).

4.3	Form of Depositary Receipt (included as Exhibit A in Exhibit 4.2 hereto).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated May 4, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them.

Forward-looking statements are subject to known and unknown risks and uncertainties, which change over time, and are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. The Company’s actual results may differ materially from those expressed or anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus, in any risk factors described in a supplement to this or in other filings.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks the Company describes in the reports the Company files from time to time with the SEC after the date hereof. The Company undertakes no obligation to revise or update the forward-looking statements contained herein at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OceanFirst Financial Corp.

Date: May 7, 2020	By:	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer